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                                 SOMATOGEN, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 1998

     The undersigned hereby appoints Andre de Bruin, Timothy D. Hoogheem and James C.T. Linfield and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock, par value $.001, of Somatogen, Inc., which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Somatogen, Inc. to be held at the offices of Somatogen, Inc., 2545 Central Avenue, Suite FD1, Boulder, Colorado on Monday, May 4, 1998 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     THE BOARD OF DIRECTORS OF SOMATOGEN, INC. RECOMMENDS A VOTE FOR THE MERGER PROPOSAL.

Proposal 1: To adopt the Agreement and Plan of Merger, dated as of February 23, 1998, by and among Baxter International Inc., a Delaware corporation ("Baxter"), RHB1 Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Baxter, and Somatogen, Inc. and to approve the transactions contemplated thereby.

     / /  FOR                 / /  AGAINST               / /  ABSTAIN

                           (To be signed on other side)









                           (Continued from other side)


                           DATED                                  , 19
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                                                   SIGNATURE(S)


                           Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.